Exhibit 99.1

Net 1 UEPS Technologies, Inc. Reports Preliminary Fourth Quarter and Full Year 2019 Results

JOHANNESBURG, September 26, 2019 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released preliminary unaudited results for the fourth quarter and full-year fiscal 2019.

Preliminary Q4 2019 Highlights:

  Revenue of $71.2 million, GAAP EPS of $(2.63) and Fundamental EPS of $(2.45)
  Fundamental EPS of $(2.45) includes $125.4 million, or $2.21 per share of non-cash fair value loss adjustments for Cell C, net of tax, and $13.7 million, or $0.24 per share for impairments of the Cedar Cellular note and goodwill;
  Total revenue from continuing operations in constant currency grew 3.5% compared to Q3 2019, while adjusted EBITDA loss improved from ($9.4) million in Q3 2019 to a loss of $(0.7) million in Q4 2019;
  South African operations achieved EBITDA breakeven in July 2019; active EPE accounts remained stable at 1.1 million; and
  KSNET revenue grew 11% compared to Q3 2019 in constant currency, while EBITDA margin improved 200 basis points;

"We are pleased to report that we have stabilized our business in South Africa, and we are focused on returning to growth and profitability in fiscal 2020. Going forward, we are returning to our roots of providing innovative and affordable financial technology and services offerings to the unbanked and underbanked, as well as leveraging our deep expertise in cryptography and secure transactions to introduce new and relevant products," said Herman Kotzé, CEO. "We also continue to review our portfolio of investments for those that do not fit our strategic focus or give us a path to control, and will accordingly be evaluated for monetization. Building on our disposal of DNI which started in Q3 2019, the Company has now received multiple indicative offers for KSNET in Korea, and we have engaged FT Partners to assist the Board to determine the appropriate course of action. With the challenges of the last year and the required repositioning behind us, we are well positioned to unlock shareholder value and improve capital allocation going forward."

"As we look to fiscal 2020, our progress should be benchmarked to our Q4 2019 results rather than year-over-year comparisons given the contract termination and business disposals over the course of fiscal 2019. In fiscal 2020, we expect to generate adjusted EBITDA of at least $16 million using a constant currency base of ZAR 14.27/$1, driven by growth in South Korea and South Africa, and reduced losses in our IPG business," said Alex Smith, CFO. "We are working closely with Cell C and its stakeholders to improve its short-term liquidity challenges, conclude its recapitalization and as a result, create a long-term sustainable business. Our other equity investments continued to perform in line, or ahead of expectations during the quarter."

Preliminary Summary Financial Metrics

	Three months ended June 30,
	2019	2018 As restated(1)	% change in USD	% change in ZAR
(All figures in USD '000s except per share data)
Revenue	71,181	149,194	(52%)	(40%)

GAAP operating (loss) income	(15,607)	10,072	nm	nm

Adjusted (negative) EBITDA(2)	(749)	24,301	nm	nm

GAAP (loss) earnings per share ($)	(2.63)	0.05	nm	nm
Continuing	(2.63)	0.10	nm	nm
Discontinued	-	(0.05)	nm	nm

Fundamental (loss) earnings per share ($)(2)	(2.45)	0.22	nm	nm

Fully-diluted shares outstanding ('000's)	56,804	56,816	(0%)

Average period USD/ ZAR exchange rate	14.29	11.45	25%

Non-cash adjustments included (before tax impact):	140,827	12,834	997%
Allowance for doubtful finance loans receivables	1,148	1,798	(36%)
Change in fair value of equity securities	125,360	5,370	2,234%
Loss on disposal of DNI	631	-	nm
Loss on acquisition of DNI	-	4,614	nm
Impairment loss	6,249	1,052	494%
Impairment of Cedar Cell note	7,439	-	nm

	Fiscal year ended June 30,
	2019	2018 As restated(1)	% change in USD	% change in ZAR
(All figures in USD '000s except per share data)
Revenue	380,699	612,889	(38%)	(30%)

GAAP operating (loss) income	(79,469)	58,949	nm	nm

Adjusted (negative) EBITDA(2)	(12,621)	127,155	nm	nm

GAAP (loss) earnings per share ($)	(4.82)	1.13	nm	nm
Continuing	(4.80)	1.09	nm	nm
Discontinued	(0.02)	0.04	nm	nm

Fundamental (loss) earnings per share ($)(2)	(3.93)	2.00	nm	nm

Fully-diluted shares outstanding ('000's)	56,778	56,858	(0%)

Average period USD/ ZAR exchange rate	14.27	12.70	12%

Non-cash adjustments included (before tax impact):	238,554	6,416	3,618%
Allowance for doubtful finance loans receivables	32,786	13,358	145%
Change in fair value of equity securities	167,459	(32,473)	nm
Loss on disposal of DNI	5,771	-	nm
Loss on acquisition of DNI	-	4,614	nm
Impairment loss	19,745	20,917	(6%)
Impairment of Cedar Cell note	12,793	-	nm

(1) 2018 restated to correct an error identified by its equity method investment - Finbond Group Limited. The financial information for the three months and year ended June 30, 2018, have been restated with the effect of decreasing GAAP net (loss) income by $0.1 million, respectively. GAAP (loss) earnings per share were unaffected.

(2) Adjusted negative EBITDA and fundamental (loss) earnings per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-negative EBITDA and Adjusted negative EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating (loss) income to negative EBITDA and Adjusted negative EBITDA, and GAAP net (loss) income to fundamental net (loss) income and (loss) earnings per share.

Factors impacting comparability of our preliminary Q4 2019 and Q4 2018 results

  Decline in revenue: Our revenues declined 41% in ZAR primarily due to the expiration of our SASSA contract, the significant decline in EPE account numbers driven by SASSA's auto-migration of accounts to SAPO, and a reduction in EPE-related financial and value-added services and transaction fees due to a smaller customer base;
  Increase in operating losses: Lower revenue, coupled with a high-fixed cost infrastructure, ongoing IPG operating losses, and a goodwill impairment resulted in an operating loss. We also incurred $1.0 million in retrenchment costs during Q4 2019;
  Non-cash losses, impairments and fair-value adjustments: We incurred a $0.6 million non-cash loss on disposal of an 8% interest in DNI, a goodwill impairment loss of $6.2 million, a fair value adjustment loss of $125.4 million for Cell C and a $7.4 million impairment of our Cedar Cell note; and
  Adverse foreign exchange movements: The U.S. dollar appreciated 24% against the ZAR and 10% against the KRW during Q4 2019, which adversely impacted our reported results.

Preliminary Results of Operations by Segment and Liquidity

South African transaction processing

Segment revenue was $18.9 million in Q4 2019, down 63% on a constant currency basis compared with Q4 2018 but up from $17.4 million in Q3 2019. The year-over-year decrease in segment revenue and operating income was primarily due to the substantial decrease in the number of SASSA grant recipients paid under our SASSA contract as the contract ended at the end of Q1 2019. Our revenue and operating income were also adversely impacted by the significant reduction in the number of SASSA grant recipients with SASSA-branded Grindrod cards linked to Grindrod bank accounts as well as a lower number of EPE accounts in Q2 2019. These decreases in revenue and operating income were partially offset by higher transaction revenue as a result of increased usage of our ATMs. Operating income for this operating segment for Q4 2019 included retrenchment costs of $1.0 million (ZAR 14.3 million). Our operating (loss) income margin for Q4 2019 and 2018 was (13.1%) and 6.7%, respectively. Excluding restructuring costs, the operating loss margin for Q4 2019 and Q3 2019 was (7.5%) and (57.5%) respectively.

International transaction processing

Segment revenue was $36.4 million in Q4 2019, down 16% compared with Q4 2018 but up from $34.4 million in Q3 2019. Segment revenue was lower during Q4 2019, primarily due to a contraction in IPG transactions processed, specifically meaningfully lower crypto-exchange and China processing activity, and modestly lower KSNET revenue as a result of lower transaction values processed. Operating income during Q4 2019 was higher compared to fiscal 2018 due to an improved contribution from KSNET, primarily as a result of a lower depreciation expense, and partially offset by the decrease in IPG revenues. Operating income margin for Q4 2019 and 2018, and Q3 2019 was 6.1%, 4.8%, and 5.6% respectively.

Financial inclusion and applied technologies

Segment revenue was $17.4 million in Q4 2019, down 59% compared with Q4 2018 in constant currency and Q3 2019 revenue (excluding DNI) of $18.8 million. Segment revenue decreased primarily due to fewer prepaid airtime and value-added services sales, lower lending and insurance revenue, and a decrease in inter-segment revenues. Operating income was significantly lower than Q4 2018, primarily due to lower revenue generation and higher expenses incurred to maintain and expand our financial service infrastructure. Operating (loss) income for this operating segment for Q4 2019 includes a goodwill impairment of $6.2 million. Operating (loss) income margin for Q4 2019 and 2018 was (61.2%) and 25.5%, respectively. Excluding the goodwill impairment, segment operating loss and margin for Q4 2019 were ($4.5) million and (26.0%), respectively, and excluding DNI and retrenchment costs, segment operating loss and margin for Q3, 2019 were ($3.3) million and (17.8%), respectively.

Corporate/eliminations

Our corporate expenses decreased primarily due to a reversal of stock compensation charge of $1.8 million related to stock options and restricted stock forfeited, partially offset by higher non-employee director expenses, transaction-related expenditures and external service provider fees.

Cash flow and liquidity

At June 30, 2019, our cash and cash equivalents were $46.5 million and comprised of KRW-denominated balances of KRW 30.1 billion ($26.1 million), ZAR-denominated balances of ZAR 189.9 million ($13.5 million), U.S. dollar-denominated balances of $2.4 million, and other currency deposits, primarily Botswana pula, of $4.5 million, all amounts translated at exchange rates applicable as of June 30, 2019. The decrease in our unrestricted cash balances from June 30, 2018, was primarily due to significantly weaker trading activities, scheduled debt repayments, dividend payments to non-controlling interests and capital expenditures, which was partially offset by cash dividends received from DNI and a decrease in our South African lending book.

Excluding the impact of interest received, interest paid under our South Africa debt and taxes, the decrease in cash provided is primarily due to significantly weaker trading activity during fiscal 2019 compared to 2018. Capital expenditures for Q4 2019 and 2018 were $2.1 million and $1.9 million, respectively, and primarily relate to the acquisition of additional ATMs in South Africa. We made an unscheduled South African debt facility payment of $1.0 million (ZAR 15 million) and settled our outstanding South African long-term borrowings in full.

Operating metrics and supplemental presentation for Q4 2019 Results

A supplemental presentation and operating metrics for preliminary Q4 2019 will be posted to the Investor Relations page of our website - ir.net1.com prior to our earnings call on Friday, September 27, 2019.

Conference Call

We will host a conference call to review these results on September 27, 2019, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 080-020-0648 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through October 20, 2019.

Use of Non-GAAP Measures

US securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the directly comparable GAAP measures. The presentation of negative EBITDA, adjusted negative EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

(Loss) Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization and, if applicable, impairment losses. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued, retrenchment costs incurred, and in fiscal 2018, the non-cash re-measurement loss related to the acquisition of DNI, an allowance for doubtful Mastertrading working capital finance loans receivable, a refund of indirect taxes in Korea, and (loss) profits realized on the sale of a business.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), the amortization of intangible assets (net of deferred taxes) related to equity-accounted investments, stock-based compensation charges and reversals, the amortization of South African and South Korean debt facility fees and unusual non-recurring items, including impairment losses, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2019 also includes an adjustment for the loss incurred on the disposal of DNI, retrenchment costs incurred, accretion of interest related to the DNI contingent consideration, and for the non-controlling interest portion of the amortization of intangible assets (net of deferred taxes). Fundamental net income and earnings per share for fiscal 2018 also includes adjustments for an allowance for doubtful working capital finance receivables, the non-cash re-measurement loss related to the acquisition of DNI, refund of indirect taxes in Korea, the impact of changes in tax laws in the U.S and a gain realized on the sale of XeoHealth.

We provide earnings guidance only on a non-GAAP basis and do not provide a reconciliation of forward-looking fundamental (loss) earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on past experience, could be material.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metric enhances its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment loss and (profit) loss on sale of property, plant and equipment and the re-measurement loss on the acquisition of DNI. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance and through DNI is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties, including statements concerning our preliminary financial results for our fourth quarter and full year ended June 30, 2019. The preliminary financial results for our fourth quarter and full year 2019 included in this press release represent the most current information available to management. Our actual results, when disclosed in our Form 10-K, may differ from these preliminary results as a result of the completion of our financial closing procedures, final adjustments, completion of the review by our independent registered public accounting firm and other developments that may arise between now and the disclosure of the final results. A discussion of various factors that may cause our preliminary actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: bridget.vonholdt@bm-africa.com

NET 1 UEPS TECHNOLOGIES, INC.
Preliminary Unaudited Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Year ended
	June 30,		June 30,
	2019	2018 (As restated)(R)	2019	2018 (As restated)(R)
	(In thousands, except per share data)		(In thousands, except per share data)

REVENUE	$71,181	$149,194	$380,699	$612,889

EXPENSE

Cost of goods sold, IT processing, servicing and support	41,668	78,030	215,348	304,536

Selling, general and administration	32,050	51,586	187,726	193,003

Depreciation and amortization	6,821	8,454	37,349	35,484

Impairment loss	6,249	1,052	19,745	20,917

OPERATING (LOSS) INCOME	(15,607)	10,072	(79,469)	58,949

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	(125,360)	(5,370)	(167,459)	32,473

LOSS ON DISPOSAL OF DNI	631	-	5,771	-

INTEREST INCOME, net of impairment	(6,150)	2,982	(5,564)	17,885
Interest income	1,289	2,982	7,229	17,885
Impairment of Cedar Cellular note	(7,439)	-	(12,793)	-

INTEREST EXPENSE	1,694	2,069	10,724	8,941

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(149,442)	5,615	(268,987)	100,366

INCOME TAX (BENEFIT) EXPENSE	2,023	8,840	3,725	48,597

NET (LOSS) INCOME BEFORE EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(151,465)	(3,225)	(272,712)	51,769

EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	1,820	4,208	1,482	11,597

NET (LOSS) INCOME	(149,645)	983	(271,230)	63,366
Continuing	(149,645)	3,794	(273,920)	60,975
Discontinued	-	(2,811)	2,690	2,391

LESS (ADD) NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	10	(1,783)	2,349	(880)
Continuing	10	(1,783)	(1,352)	(880)
Discontinued	-	-	3,701	-

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	$(149,655)	2,766	(273,579)	64,246
Continuing	(149,655)	5,577	(272,568)	61,855
Discontinued	-	$(2,811)	$(1,011)	$2,391

Net (loss) income per share, in U.S. dollars
Basic (loss) earnings attributable to Net1 shareholders	(2.63)	0.05	(4.82)	1.13
Continuing	(2.63)	0.10	(4.80)	1.09
Discontinued	-	(0.05)	(0.02)	0.04
Diluted (loss) earnings attributable to Net1 shareholders	(2.63)	0.05	(4.82)	1.13
Continuing	(2.63)	0.10	(4.80)	1.09
Discontinued	-	(0.05)	(0.02)	0.04

(R) Certain amounts have been restated to correct an insignificant misstatement.

NET 1 UEPS TECHNOLOGIES, INC.
Preliminary Unaudited Consolidated Balance Sheets
	Unaudited	Unaudited (R)
	June 30,	June 30,
	2019	2018
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$46,065	$87,075
Restricted cash	75,446	-
Pre-funded social welfare grants receivable	-	2,965
Accounts receivable, net of allowance of - 2019: $1,241; 2018: $1,101 and other receivables	72,494	93,448
Finance loans receivable, net of allowance of - 2019: $9,291; 2018: $16,403	30,631	61,463
Inventory	7,535	10,361
Current assets of discontinued operation	-	22,482
Total current assets before settlement assets	232,171	277,794
Settlement assets	63,479	149,047
Total current assets	295,650	426,841
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - 2019: $117,866; 2018: $126,026	18,554	25,737
EQUITY-ACCOUNTED INVESTMENTS	151,116	86,016
GOODWILL	149,387	169,079
INTANGIBLE ASSETS, net of accumulated amortization of - 2019: $127,100; 2018: $121,466	11,889	27,129
DEFERRED INCOME TAXES	2,151	4,776
OTHER LONG-TERM ASSETS, including reinsurance assets	44,189	235,032
LONG-TERM ASSETS OF DISCONTINUED OPERATION	-	242,704
TOTAL ASSETS	672,936	1,217,314

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	75,446	-
Short-term credit facilities	9,544	-
Accounts payable	17,005	21,106
Other payables	32,410	41,645
Current portion of long-term borrowings	-	44,079
Income taxes payable	6,223	5,742
Current liabilities of discontinued operation	-	20,914
Total current liabilities before settlement obligations	140,628	133,486
Settlement obligations	63,479	149,047
Total current liabilities	204,107	282,533
DEFERRED INCOME TAXES	4,682	16,067
LONG-TERM BORROWINGS	-	5,469
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	3,007	30,289
LONG-TERM LIABILITIES OF DISCONTINUED OPERATION	-	38,387
TOTAL LIABILITIES	211,796	372,745
COMMITMENTS AND CONTINGENCIES

REDEEMABLE COMMON STOCK	107,672	107,672

EQUITY
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury - 2019: 56,568,425; 2018: 56,685,925	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: June: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	276,997	276,201
TREASURY SHARES, AT COST: 2019: 24,891,292; 2018: 24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(199,273)	(184,538)
RETAINED EARNINGS	562,615	836,194
TOTAL NET1 EQUITY	353,468	640,986
NON-CONTROLLING INTEREST	-	95,911
TOTAL EQUITY	353,468	736,897

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$672,936	$1,217,314

(R) Certain amounts have been restated to correct an insignificant misstatement.

NET 1 UEPS TECHNOLOGIES, INC.

Preliminary Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Year ended
	June 30,		June 30,
	2019	2018(R) (as restated)	2019	2018(R) (as restated)
	(In thousands)		(In thousands)

Cash flows from operating activities
Net (loss) income	$(149,645)	$983	$(271,230)	$63,366
Depreciation and amortization	6,821	8,454	37,349	35,484
Impairment loss	6,249	1,052	19,745	20,917
Allowance for doubtful accounts receivable charged	1,148	1,798	32,786	13,358
Earnings from equity-accounted investments	(1,820)	(4,208)	(1,482)	(11,597)
Interest on Cedar Cellular note	(447)	(626)	(2,397)	(1,395)
Impairment of Cedar Cellular note	7,439	-	12,793	-
Change in fair value of equity securities	125,360	5,370	167,459	(32,473)
Fair value adjustments and foreign currency re-measurements	(18)	623	73	414
Interest payable	(57)	118	237	(146)
Facility fee amortized	115	122	321	589
Loss (Profit) on disposal of business	631	-	5,771	(463)
Loss on fair value of DNI	-	4,614	-	4,614
(Profit) Loss on disposal of property, plant and equipment	(73)	(31)	(486)	40
Stock compensation charge, net of forfeitures	(1,279)	597	393	2,607
Dividends received from equity accounted investments	864	-	1,318	4,111
Decrease (Increase) in accounts and finance loans receivable, and pre-funded grants receivable	5,130	20,170	11,663	17,732
Decrease (Increase) in inventory	430	255	4,042	(2,521)
(Decrease) Increase in accounts payable and other payables	(3,199)	4,820	(14,538)	10,595
Increase (Decrease) in taxes payable	1,286	(6,954)	3,428	1,137
(Decrease) Increase in deferred taxes	(482)	(2,316)	(11,705)	5,936
Net cash (used in) provided by operating activities	(1,547)	34,841	(4,460)	132,305

Cash flows from investing activities
Capital expenditures	(2,136)	(1,848)	(9,416)	(9,649)
Proceeds from disposal of property, plant and equipment	264	83	1,045	658
Acquisition of intangible assets	-	-	(1,384)	-
Investment in equity of equity-accounted investments	-	(1,000)	(2,989)	(133,335)
Disposal of DNI	-	-	(2,114)	-
Investment in MobiKwik	-	-	(1,056)	-
Repayment of loans by equity-accounted investments	1,029	9,180	1,029	9,180
Proceeds on return of investment	-	-	284	-
Investment in Cell C	-	-	-	(151,003)
Loans to equity-accounted investments	-	-	-	(10,635)
Acquisition of held to maturity investment	-	-	-	(9,000)
Acquisitions, net of cash acquired		(6,202)	-	(6,202)
Other investing activities, net	-	(207)	-	(61)
Net change in settlement assets	2,198	210,405	79,077	490,795
Net cash provided by investing activities	1,355	210,411	64,476	180,748

Cash flows from financing activities
Proceeds from bank overdraft	238,229	2,528	822,754	44,900
Repayment of bank overdraft	(238,146)	(5,932)	(740,969)	(62,925)
Repayment of long-term borrowings	(1,047)	(16,095)	(37,357)	(77,062)
Long-term borrowings utilized	-	-	14,613	113,157
Dividends paid to non-controlling interest	(19)	-	(4,104)	-
Payment of guarantee fee	-	-	(394)	(754)
Acquisition of non-controlling interests	(180)	-	(180)	-
Net change in settlement obligations	(2,198)	(210,405)	(79,077)	(490,795)
Net cash used in financing activities	(3,361)	(229,904)	(24,714)	(473,479)

Effect of exchange rate changes on cash	2,126	(12,466)	(3,845)	(7,977)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,427)	2,882	31,457	(168,403)
Cash, cash equivalents and restricted cash - beginning	122,938	87,172	90,054	258,457
Cash, cash equivalents and restricted cash - end of period (1)	$121,511	$90,054	$121,511	$90,054

Cash, cash equivalents and restricted cash - end of year for the year ended June 30, 2018, includes $2,979 related to DNI.
(R) Certain amounts have been restated to correct an insignificant misstatement.
(1) Cash, cash equivalents and restricted cash as of June 30, 2019, includes restricted cash of approximately $75.4 million related to cash withdrawn from the Company's various debt facilities to fund ATMs. This cash may only be used to fund ATMs and is considered restricted as to use and therefore is classified as restricted cash.

Net 1 UEPS Technologies, Inc.

Attachment A

Preliminary operating segment revenue, operating income and operating margin:

Three months ended June 30, 2019 and 2018 and March 31, 2019

				Change - actual		Change - constant exchange rate(1)
Key segmental data, in '000, except margins	Q4 '19	Q4 '18	Q3 '19	Q4 '19 vs Q4'18	Q4 '19 vs Q3 '19	Q4 '19 vs Q4'18	Q4 '19 vs Q3 '19
Revenue:
South African transaction processing	$18,945	$63,954	$17,374	(70%)	9%	(63%)	10%
International transaction processing.	36,399	43,580	34,358	(16%)	6%	4%	7%
Financial inclusion and applied technologies	17,573	53,888	36,650	(67%)	(52%)	(59%)	(52%)
Continuing	17,573	53,888	18,808	(67%)	(7%)	(59%)	(6%)
Discontinued	-	-	17,842	nm	nm	nm	nm
Subtotal: Operating segments.	72,917	161,422	88,382	(55%)	(17%)	(44%)	(17%)
Intersegment eliminations	(1,736)	(12,228)	(1,898)	(86%)	(9%)	(82%)	(8%)
Consolidated revenue	71,181	149,194	86,484	(52%)	(18%)	(40%)	(17%)
Continuing	71,181	149,194	68,642	(52%)	4%	(40%)	5%
Discontinued	$-	$0	$17,842	nm	nm	nm	nm

Operating (loss) income:
South African transaction processing	($2,474)	$4,275	($12,954)	nm	(81%)	nm	(81%)
International transaction processing.	2,209	2,089	1,909	6%	16%	32%	17%
Financial inclusion and applied technologies	(10,749)	13,747	3,227	nm	nm	nm	nm
Continuing	(10,749)	13,747	(4,911)	nm	119%	nm	121%
Discontinued	-	-	8,138	nm	nm	nm	nm
Subtotal: Operating segments.	(11,014)	20,111	(7,818)	nm	41%	nm	42%
Corporate/Eliminations	(4,593)	(10,039)	(13,865)	(54%)	(67%)	(43%)	(67%)
Continuing	(4,593)	(5,425)	(6,399)	(15%)	(28%)	6%	(28%)
Discontinued	-	(4,614)	(7,466)	nm	nm	nm	nm
Consolidated operating (loss) income	(15,607)	10,072	(21,683)	nm	(28%)	nm	(27%)
Continuing	(15,607)	14,686	(22,355)	nm	(30%)	nm	(30%)
Discontinued	$-	($4,614)	$672	nm	nm	nm	nm

Operating (loss) income margin (%)
South African transaction processing	(13.1%)	6.7%	(74.6%)
International transaction processing.	6.1%	4.8%	5.6%
Financial inclusion and applied technologies	(61.2%)	25.5%	8.8%
Continuing	(61.2%)	25.5%	(26.1%)
Discontinued	nm	nm	45.6%
Consolidated operating margin	(21.9%)	6.8%	(25.1%)
Continuing	(21.9%)	9.8%	(32.6%)
Discontinued	nm	nm	3.8%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q4 2019 also prevailed during Q4 2018 and Q3 2019.

Fiscal year ended June 30, 2019 and 2018

			Change - actual	Change - constant exchange rate(1)
Key segmental data, in '000, except margins	F2019	F2018	F2019 vs F2018	F2019 vs F2018
Revenue:
South African transaction processing	$96,038	$268,047	(64%)	(60%)
International transaction processing	148,268	180,027	(18%)	(7%)
Financial inclusion and applied technologies	146,184	221,906	(34%)	(26%)
Continuing	89,847	221,906	(60%)	(54%)
Discontinued	56,337	-	nm	nm
Subtotal: Operating segments	390,490	669,980	(42%)	(34%)
Intersegment eliminations	(9,791)	(57,091)	(83%)	(81%)
Consolidated revenue	380,699	612,889	(38%)	(30%)
Continuing	324,362	612,889	(47%)	(41%)
Discontinued	$56,337	$-	nm	nm

Operating (loss) income:
South African transaction processing	($30,771)	$42,796	nm	nm
International transaction processing	2,837	(12,478)	nm	nm
Financial inclusion and applied technologies	(14,758)	55,372	nm	nm
Continuing	(39,158)	55,372	nm	nm
Discontinued	24,400	-	nm	nm
Subtotal: Operating segments	(42,692)	85,690	nm	nm
Corporate/Eliminations	(36,777)	(26,741)	38%	55%
Continuing	(24,058)	(22,127)	9%	22%
Discontinued	(12,719)	(4,614)	176%	210%
Consolidated operating (loss) income	(79,469)	58,949	nm	nm
Continuing	(91,150)	63,563	nm	nm
Discontinued	$11,681	($4,614)	nm	nm

Operating (loss) income margin (%)
South African transaction processing	(32.0%)	16.0%
International transaction processing	1.9%	(6.9%)
Financial inclusion and applied technologies	(10.1%)	25.0%
Continuing	(43.6%)	25.0%
Discontinued	43.3%	nm
Consolidated operating margin	(20.9%)	9.6%
Continuing	(28.1%)	9.6%
Discontinued	20.7%	nm

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2019 also prevailed during fiscal 2018.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Q4 2019	Q4 2018(R)	% change	F2019	F2018(R)	% change
Bank Frick	$353	($1,581)	nm	($1,542)	($606)	154%
Share of net income	493	(1,033)	nm	1,109	201	452%
Amortization of intangible assets, net of deferred tax	(140)	(144)	(3%)	(567)	(403)	41%
Other	-	(404)	nm	(2,084)	(404)	416%
DNI(1)	865	1,803	(52%)	865	7,005	(88%)
Share of net income	1,380	2,642	(48%)	1,380	9,510	(85%)
Amortization of intangible assets, net of deferred tax	(515)	(839)	(39%)	(515)	(2,505)	(79%)
Finbond(2)	953	4,093	(77%)	2,828	5,194	(46%)
Other	(351)	(107)	nm	(669)	4	nm

Earnings from equity-accounted investments	$1,820	$4,208	(57%)	$1,482	$11,597	(87%)

(R) Finbond results have been restated to correct a misstatement.
(1) DNI was included as an equity-accounted investment from August 1, 2017 until June 30, 2018, the date upon which we obtained control and commenced consolidation of DNI, and then again from March 31, 2019. DNI is included in our Financial inclusion and applied technologies operating segment from the acquisition date.
(2) Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first quarter and its annual results during our fourth quarter and we record those results in our results during those quarters.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of preliminary GAAP operating (loss) income to negative EBITDA and adjusted negative EBITDA:

Three months and year ended June 30, 2019 and 2018

	Three months ended June 30,		Year ended June 30,
	2019	2018	2019	2018

Operating (loss) income - GAAP	(15,607)	10,072	(79,469)	58,949

Depreciation and amortization	6,821	8,454	37,349	35,484
Impairment loss	6,249	1,052	19,745	20,917
(Negative) EBITDA	(2,537)	19,578	(22,375)	115,350
Retrenchment costs	1,026	-	6,269	-
Transaction costs	762	109	3,485	2,396
Refund of Korean indirect taxes	-	-	-	(2,545)
Loss resulting from acquisition of DNI	-	4,614	-	4,614
Non-recurring Mastertrading allowance for doubtful accounts	-	-	-	7,803
(Loss) Profit on disposal of subsidiary	-	-	-	(463)
Adjusted (negative) EBITDA	(749)	24,301	(12,621)	127,155

Reconciliation of preliminary GAAP net (loss) income and (loss) earnings per share, basic, to fundamental net (loss) income and (loss) earnings per share, basic:

Three months ended June 30, 2019 and 2018

	Net (loss) income (USD'000)		(L)EPS, basic (USD)		Net (loss) income (ZAR'000)		(L)EPS, basic (ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018

GAAP	(149,655)	2,766	(2.63)	0.05	(2,138,315)	31,660	(37.64)	0.55

Impairment loss	6,249	1,052			89,288	14,442
Loss on disposal of DNI	631	-			9,016	-
Intangible asset amortization, net	2,785	2,261			39,807	25,883
Retrenchment costs, net	739	-			10,621	-
Stock-based compensation charge	(1,370)	597			(19,575)	6,833
Transaction costs	762	189			10,888	2,163
Intangible asset amortization, net related to equity accounted investments	655	983			9,359	11,251
Facility fees for debt	115	122			1,643	1,396
Loss on resulting from acquisition of DNI	-	4,614				63,332
Fundamental	(139,089)	12,584	(2.45)	0.22	(1,987,268)	156,960	(34.98)	2.76

Fiscal year ended June 30, 2019 and 2018

	Net (loss) income (USD'000)		(L)EPS, basic (USD)		Net (loss) income (ZAR'000)		(L)EPS, basic (ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018

GAAP	(273,579)	64,246	(4.82)	1.13	(3,903,834)	815,610	(68.78)	14.36

Intangible asset amortization, net	16,290	9,385			232,452	119,126
Impairment loss	19,745	20,917			281,751	265,543
Loss on disposal of DNI	5,771	-			82,349	-
Retrenchment costs, net	4,514	-			63,708	-
Intangible asset amortization, net related to non-controlling interest	(2,736)	-			(39,054)	-
Transaction costs	3,485	2,239			49,727	28,424
Accreted interest on DNI contingent consideration	1,848	-			26,360
Stock-based compensation charge	393	2,607			5,608	33,096
Intangible asset amortization, net related to equity accounted investments	1,082	2,908			15,439	36,917
Facility fees for debt	321	589			4,580	7,477
Non-recurring Mastertrading allowance for doubtful accounts	-	7,803			-	99,060
Loss resulting from acquisition of DNI	-	4,614			-	63,332
Refund related to litigation finalized in Korea, net	-	(1,985)			-	(25,200)
Change in US tax rate	-	860			-	10,918
Profit on disposal of subsidiary	-	(463)			-	(5,878)
Fundamental	(222,866)	113,720	(3.93)	2.00	(3,180,914)	1,448,425	(56.04)	25.50

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of preliminary net (loss) income used to calculate (loss) earnings per share basic and diluted and headline (loss) earnings per share basic and diluted:

Three months ended June 30, 2019 and 2018

	2019	2018

Net (loss) income (USD'000)	(149,655)	2,766
Adjustments:
Impairment loss	6,249	1,052
Loss resulting from acquisition of DNI	631	-
Loss on acquisition of DNI		4,614
Profit on sale of property, plant and equipment	(73)	(31)
Tax effects on above	20	9

Net (loss) income used to calculate headline earnings (USD'000)	(142,828)	8,410

Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings ('000)	56,804	56,773

Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings ('000)	56,804	56,816

Headline (loss) earnings per share:
Basic, in USD	(2.51)	0.15
Diluted, in USD	(2.51)	0.15

Fiscal year ended June 30, 2019 and 2018

	2019	2018

Net (loss) income (USD'000)	(273,579)	64,246
Adjustments:
Impairment loss	19,745	20,917
Loss (Profit) on sale of business	5,771	(463)
Loss resulting from acquisition of DNI	-	4,614
Profit on sale of property, plant and equipment	(486)	40
Tax effects on above	136	(11)

Net (loss) income used to calculate headline earnings (USD'000)	(248,413)	89,343

Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings ('000)	56,760	56,807

Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings ('000)	56,778	56,858

Headline (loss) earnings per share:
Basic, in USD	(4.38)	1.57
Diluted, in USD	(4.38)	1.57

Calculation of the denominator for headline diluted (loss) earnings per share

	Q4 '19	Q4 '18	F2019	F2018

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,804	56,773	56,760	56,807
Effect of dilutive securities under GAAP	-	43	18	51
Denominator for headline diluted (loss) earnings per share.	56,804	56,816	56,778	56,858

Weighted average number of shares used to calculate headline (loss) earnings per share diluted represent the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline (loss) earnings per share diluted because we do not use the two-class method to calculate headline (loss) earnings per share diluted.